UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2020, eBay Inc. (the “Company”), as borrower, entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent; certain lenders named therein; Citibank, N.A. and Deutsche Bank Securities Inc., as Syndication Agents; Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, N.A., as Documentation Agents; and J.P. Morgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement provides for an unsecured $2.0 billion five-year revolving credit facility. The Company may also, subject to the agreement of the applicable lenders, increase the commitments under the revolving credit facility by up to $1.0 billion. Subject to specified conditions, the Company may designate one or more of its subsidiaries as additional borrowers under the Credit Agreement provided that the Company guarantees all borrowings and other obligations of any such subsidiaries under the Credit Agreement. As of March 6, 2020, no subsidiaries were designated as additional borrowers. Funds borrowed under the Credit Agreement may be used for working capital, capital expenditures, acquisitions and other general corporate purposes of the Company and its subsidiaries. The Credit Agreement replaced the Company’s prior $2.0 billion unsecured revolving Credit Agreement, dated as of November 9, 2015 (as amended, the “Prior Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, which was terminated effective March 6, 2020.

As of March 6, 2020, no borrowings were outstanding under the Credit Agreement. The Company is required to maintain available borrowing capacity under the Credit Agreement in order to repay borrowings under its commercial paper program in the event the Company is unable to repay those borrowings from other sources when they become due, in an aggregate amount of up to $1.5 billion. However, as of March 6, 2020, no borrowings were outstanding under its commercial paper program; therefore, $2.0 billion of borrowing capacity was available for other purposes permitted by the Credit Agreement.

Loans under the Credit Agreement will bear interest at either (i) a customary London interbank offered rate formula (“LIBOR”) or, upon a phase-out of LIBOR, an alternative benchmark rate as provided in the Credit Agreement plus a margin (based on the Company’s public debt ratings) ranging from 0.875 percent to 1.375 percent or (ii) a customary base rate formula, plus a margin (based on the Company’s public debt ratings) ranging from zero percent to 0.375 percent. Subject to certain conditions stated in the Credit Agreement, the Company and any subsidiaries designated as additional borrowers may borrow, prepay and reborrow amounts under the revolving credit facility at any time during the term of the Credit Agreement.

The Credit Agreement includes a covenant limiting the Company’s consolidated leverage ratio to not more than 4.0:1.0, subject to, upon the occurrence of a qualified material acquisition, if so elected by the Company, a step-up to 4.5:1.0 for the four fiscal quarters following such qualified material acquisition. The Credit Agreement includes customary events of default, with corresponding grace periods in certain circumstances, including payment defaults, cross-defaults and bankruptcy-related defaults. In addition, the Credit Agreement contains customary affirmative and negative covenants, including restrictions regarding the incurrence of liens and subsidiary indebtedness, in each case, subject to customary exceptions. The Credit Agreement also contains customary representations and warranties.

The banks party to the Credit Agreement and/or their affiliates have from time to time provided, and/or may in the future provide, various financial advisory, commercial banking, investment banking and other services to the Company and its affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Credit Agreement and the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 8.01.	Other Events.

On March 11, 2020, the Company closed its sale of $1,000,000,000 aggregate principal amount of its senior unsecured notes, consisting of $500,000,000 aggregate principal amount of its 1.900% Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 2.700% Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated March 4, 2020 among the Company and BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The Notes were issued and sold under the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-236491) and a related prospectus supplement and prospectus filed with the Securities and Exchange Commission and pursuant to an Indenture dated as of October 28, 2010 (the “Indenture”), as supplemented and amended by a Supplemental Indenture dated as of October 28, 2010 (the “Supplemental Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee. The 2025 Notes and the 2030 Notes are each sometimes referred to as a “series” of Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary indemnification provisions.

The Notes are redeemable at the option of the Company, at any time in whole or from time to time in part, at the applicable redemption prices specified in the respective forms of the Notes included in Exhibit 4.3 hereto.

In addition, if a Change of Control Triggering Event (as defined in the respective forms of the Notes included in Exhibit 4.3 hereto) occurs with respect to the Notes of any series, the Company will be required, subject to certain exceptions, to offer to repurchase the Notes of such series at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The foregoing description of some of the terms of the Notes and the Underwriting Agreement are not complete and are subject to, and qualified in their entirety by reference to, the complete terms and conditions of the Underwriting Agreement, the Indenture, the Supplemental Indenture, the officers’ certificate establishing the form and terms of the Notes of each series, and the respective forms of the Notes of each series, which are filed or incorporated by reference, as the case may be, as Exhibits 1.1 and 4.1 through 4.5 hereto, and are incorporated herein by reference. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

On March 4, 2020, the Company issued a press release announcing its agreement to sell the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

1.1

Underwriting Agreement dated March 4, 2020 among the Company and BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1

Indenture dated as of October 28, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 28, 2010)

4.2

Supplemental Indenture dated as of October 28, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 28, 2010)

4.3	Officers’ Certificate dated March 11, 2020 establishing the forms and terms of the Notes

4.4	Form of 1.900% Note due 2025 (included in Exhibit 4.3)

4.5	Form of 2.700% Note due 2030 (included in Exhibit 4.3)

5.1	Opinion of Sidley Austin LLP relating to the Notes

10.1	Credit Agreement, dated as of March 6, 2020, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

99.1	Press release dated March 4, 2020 relating to the offering of the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.

Date: March 11, 2020	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President, Legal, Deputy General Counsel and Assistant Secretary